Exhibit 32.1
CERTIFICATION
In connection with the quarterly report on Form 10-Q of 57th Street General Acquisition Corp. (the “Company”) for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jason Bauer, Chief Executive Officer of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 15, 2011

/s/ Jason Bauer
Jason Bauer
Chief Executive Officer (principal executive officer)